UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2008

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2328 West Joppa Road
Lutherville, Maryland	21093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-494-2580

N/A

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.
On January 25, 2008, Bay National Corporation issued a press release announcing its earnings for the quarter and year ended December 31, 2007.

Among other figures, the press release reports that core deposits rose to $166.1 million at December 31, 2007.  Core deposits, which management categorizes as all deposits other than national market certificates of deposit, deposits purchased through the certificate of deposit account registry service (CDARS) program and all but $3.0 million in deposits from one account with highly variable balances, are closely monitored by management because they consider them not only a relatively stable source of funding but also reflective of the growth of commercial and consumer depository relationships.

The press release is furnished as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1  Press Release dated January 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY NATIONAL CORPORATION

Date: January 25, 2008	By: /s/ Hugh W. Mohler
Hugh W. Mohler, President